Exhibit 99.1

           Moody's Corporation Reports Results for Second Quarter 2005



    NEW YORK--(BUSINESS WIRE)--July 29, 2005--Moody's Corporation (NYSE: MCO) today announced results for the second quarter of 2005. Please note that all per share amounts referred to in this press release have been adjusted for the 2-for-1 stock split which became effective in the second quarter of 2005.

    Summary of Results for Second Quarter 2005

    Moody's reported revenue of $446.8 million for the three months ended June 30, 2005, an increase of 25% from $357.6 million for the same quarter of 2004. Operating income for the quarter was $252.8 million and rose 27% from $199.5 million for the same period of last year. Diluted earnings per share for the second quarter of 2005 were $0.47, 38% higher than $0.34 in the second quarter of 2004. Earnings for the quarter included charges of $9.4 million, equivalent to $0.02 per share, for the settlement of sales tax matters related to Moody's operations in Japan from 2000 through June 30, 2005 and $12.3 million related to stock options and other stock-based compensation plans, equivalent to $0.03 per diluted share. Earnings per share for the second quarter of 2004 included charges of $10.0 million, equivalent to $0.03 per diluted share, related to legacy income tax exposures that were assumed by Moody's in connection with its separation from The Dun & Bradstreet Corporation in 2000, which are described in Moody's annual and quarterly SEC filings, and $7.2 million related to stock options and other stock-based compensation plans, or $0.01 per diluted share.
    Raymond McDaniel, Chairman and Chief Executive Officer of Moody's, commented, "Moody's results for the quarter reflected continuing favorable market conditions and robust growth in several of our business lines. This more than offset modest performance in other lines and helped the company produce strong overall results. Revenue growth from most of our businesses was roughly in line with our expectations with the exception of U.S. residential mortgage-backed and home equity securities ratings, where growth was especially strong. Moody's achieved record revenue and profitability in the quarter and our results demonstrate the diversity of our revenue sources."
    In addition to its reported results, Moody's has included in this earnings release certain adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. These non-GAAP financial measures relate to: (1) presenting results for the second quarter of 2004 and the first six months of 2005 and 2004 before charges related to legacy income tax exposures; and (2) presenting results for the second quarter and first six months of both 2005 and 2004 before the impact of expensing stock-based compensation, which is being phased in for annual stock option grants commencing in 2003 over the current four-year stock plan vesting period. In addition, the 2005 outlook presented below includes a discussion of projected 2005 earnings per share growth excluding the impact of the 2005 and 2004 charges related to legacy income tax exposures and the impact of expensing stock-based compensation in 2005 and 2004. Attached to this earnings release are tables showing adjustments to Moody's second quarter and first six months results for 2005 and 2004 to arrive at non-GAAP financial measures excluding the impacts noted above.

    Second Quarter Revenue

    Revenue at Moody's Investors Service for the second quarter of 2005 was $416.2 million, an increase of 28% from the prior year period. The favorable impact of currency translation, mainly due to the strength of the euro relative to the U.S. dollar, contributed approximately 130 basis points to revenue growth and approximately 150 basis points to operating income growth in the quarter. Ratings revenue totaled $363.3 million in the quarter, rising 28% from a year ago. Research revenue of $52.9 million was 25% higher than in the second quarter of 2004.
    Within the ratings business, global structured finance revenue totaled $192.4 million for the second quarter of 2005, an increase of 43% from a year earlier. U.S. structured finance revenue grew more than 40% driven primarily by strength in residential mortgage-backed and home equity securities, but also by commercial mortgage-backed securities and credit derivatives. International structured finance revenue also rose more than 40%, benefiting from strong growth in the European commercial mortgage-backed securities and asset-backed securities markets and generally good performance in other asset classes across geographic regions.
    Global corporate finance revenue of $79.1 million in the second quarter of 2005 rose 5% from the same quarter of 2004. Revenue in the U.S. was essentially unchanged from the prior year period reflecting a significant decline in high yield issuance volume, offset by a recovery in investment grade issuance and growth in bank loan rating activity. Outside the U.S., corporate finance revenue increased in the high teens percent range due to strength in investment grade issuance across most geographic regions.
    Global financial institutions and sovereigns revenue totaled $65.6 million for the second quarter of 2005, increasing 27% from the prior year period. The most significant factor behind this growth was robust issuance by European banks and insurance companies taking advantage of attractive market conditions. Revenue growth in the U.S. was more moderate, in the low double-digit percent range, with weak issuance-related revenue offset by revenue from the enhanced analysis initiative and new rating relationships.
    U.S. public finance revenue was $26.2 million for the second quarter of 2005, 20% higher than in the second quarter of 2004. This reflected a large year-over-year increase in the refunding of outstanding bonds, which more than offset a decline in "new money" issuance.
    Moody's global research revenue rose to $52.9 million, up 25% from the same quarter of 2004. This growth included strong increases in each of Moody's research product segments, including core research services, licensing of Moody's data to third parties for internal use and redistribution, and data and analytics tools.
    Revenue at Moody's KMV ("MKMV") for the second quarter of 2005 was $30.6 million, 2% lower than in the second quarter of 2004. Revenue from risk product subscriptions grew modestly over the prior year, constrained in part by mergers and consolidations in the banking sector. This increase was more than offset by a year-over-year decline in revenue from credit decision processing software mainly due to deferral of revenue associated with certain contractual commitments for future software delivery.
    Moody's U.S. revenue of $281.8 million for the second quarter of 2005 was up 22% from the second quarter of 2004. International revenue of $165.0 million was 30% higher than in the prior year period and included slightly more than 350 basis points of favorable impact from currency translation. International revenue accounted for 37% of Moody's total in the quarter, up from 35% in the year-ago period.

    Second Quarter Expenses

    Moody's operating expenses were $194.0 million in the second quarter of 2005, 23% higher than in the prior year period. Expenses for the quarter included a charge of $9.4 million for the settlement of sales tax matters related to Moody's operations in Japan from 2000 through June 30, 2005. This charge is described in further detail in Moody's 10-Q for the period ending June 30, 2005. The quarter's expenses also included $12.3 million related to stock-based compensation plans compared with $7.2 million in the 2004 period. The higher 2005 expense reflects, in part, the phasing-in commencing January 2003 of expense related to annual option grants over the current four-year stock plan vesting period. Moody's operating margin for the second quarter of 2005 was 56.6% compared with 55.8% in the second quarter of 2004.

    Second Quarter Effective Tax Rate

    Moody's effective tax rate for the second quarter of 2005 was 41.6%, largely unchanged from 41.2% for the same period of 2004 on a pro forma basis excluding legacy tax charges in that period.

    Year-to-date Results

    Revenue for the first six months of 2005 totaled $837.3 million, an increase of 22% from $688.8 million for the same period of 2004. First half operating income of $465.3 million was up 22% from $382.4 million for the same period of 2004. Currency translation accounted for approximately 160 basis points of revenue growth and added approximately 190 basis points to operating income growth. Net income for the first six months of 2005 was $264.1 million, an increase of 28% from $207.0 million in the first six months of 2004. Diluted earnings per share for the first half of 2005 were $0.86, 26% higher than the $0.68 for the first half of 2004.
    Earnings per share for the first half of 2005 included a charge of $9.4 million, equivalent to $0.02 per share, for the settlement of sales tax matters related to Moody's operations in Japan from 2000 through June 30, 2005, and $2.7 million, equivalent to $0.01 per diluted share, related primarily to legacy income tax exposures. Results for the first half of 2004 included a legacy tax charge of $10.0 million, equivalent to $0.03 per share. Moody's results for the first half of 2005 also included $29.2 million of expense related to stock options and other stock-based compensation plans, or $0.06 per diluted share, compared with $12.4 million of similar expense, or $0.02 per diluted share, in the first half of 2004.
    Ratings and research revenue at Moody's Investors Service totaled $775.4 million for the first six months of 2005, an increase of 23% from the prior year period. The favorable impact of currency translation contributed approximately 180 basis points to this revenue growth. Global ratings revenue was $671.0 million for the first six months of 2005, up 23% from $545.8 million in the same period of 2004 with each of the global ratings business lines achieving year-over-year growth. Research revenue rose to $104.4 million for the first half of 2005, up 24% from the first half of 2004. Finally, revenue at MKMV for the first six months of 2005 totaled $61.9 million, 5% higher than in the prior year period.

    Share Repurchases

    Moody's repurchased slightly less than half a million shares and issued 1.2 million shares of stock under employee stock compensation plans during the second quarter of 2005. Since becoming a public company in October 2000 and through June 30, 2005, Moody's has repurchased 53.5 million shares at a total cost of $1.1 billion, including 29.7 million shares to offset shares issued under employee stock plans. At quarter-end, Moody's had $528 million of share repurchase authority remaining under the current $600 million program.

    Outlook for Full Year 2005

    Moody's overall revenue and earnings growth rates for the second quarter were significantly above the full year growth rate guidance we provided when we reported first quarter results in April. While we do not believe the growth rates Moody's achieved in the second quarter will be sustained through the remainder of the year, we have made a number of revisions to our outlook for the year.
    Moody's outlook for 2005 is based on assumptions about many macroeconomic and capital market factors, including interest rates, corporate profitability and business investment spending, merger and acquisition activity, consumer spending, residential mortgage borrowing and refinancing activity, securitization levels and capital markets issuance. There is an important degree of uncertainty surrounding these assumptions and, if actual conditions differ from these assumptions, Moody's results for the year may differ from our current outlook.
    In the U.S., we now expect low to mid-teens percent revenue growth for the ratings and research business for the full year 2005. In the U.S. structured finance market, we now expect that revenue from rating residential mortgage-backed and home equity securities will rise in the high teens percent range from the record level of 2004. This is a significant revision from our prior outlook, which anticipated residential mortgage-backed and home equity securities revenue declining in the high-teens to twenty percent range. We continue to expect good year-over-year growth in several other sectors of U.S. structured finance, including asset-backed securities, credit derivatives and commercial mortgage-backed securities, and we have trimmed our expectations for asset-backed commercial paper, where we now forecast a modest decline. We now expect total U.S. structured finance revenue to grow in the mid-teens percent range, compared with our previous forecast which assumed revenue would decline slightly from 2004.
    In the U.S. corporate finance business, issuance in the speculative grade bond market remains weak and will likely fall substantially below the volume seen in 2004. We expect this shortfall to be offset by stronger than expected growth in investment grade and bank loan ratings and by revenue related to our enhanced analysis initiative, resulting in high single-digit percent revenue growth.
    In the U.S. financial institutions sector, we continue to expect that the impact of projected flat issuance volume will be offset by revenue related to our enhanced analysis initiative and from new rating relationships, providing low double-digit percent growth in this sector in 2005.
    Based on a strong second quarter in U.S. public finance, we have revised our revenue outlook for this business. We now expect public finance revenue for 2005 to increase in the low teens percent range compared with 2004. We continue to forecast good growth in the U.S. research business.
    Outside the U.S. we still expect growth in ratings and research revenue in the high teens percent range, with double-digit percent growth in all major business lines and regions, assisted by favorable foreign currency impacts. Our projection assumes improved corporate issuance in Europe after a relatively weak 2004 and good issuance growth in the European financial institutions sector and several sectors of structured finance in Europe, including commercial and residential mortgage-backed issuance. In addition, we expect continued strong growth in international research revenue.
    Finally, we expect global revenue at Moody's KMV to rise in the high single to low double-digit percent range, reflecting growth in both credit risk assessment subscription products and credit processing software products.
    For Moody's overall, we expect revenue growth in the 13%-16% range for the full year 2005, including the positive impact of currency translation. We expect the operating margin before the impact of expensing stock-based compensation to be flat to up by 100 basis points in 2005 compared with 2004. This incorporates our upgraded revenue outlook and investments we are continuing to make to expand geographically, improve our analytic processes, pursue ratings transparency and compliance initiatives, introduce new products, and improve our technology infrastructure.
    For 2005 we expect that year-over-year growth in pro forma diluted earnings per share will be in the 13%-17% range. This expected growth excludes the impacts of legacy tax provisions and the expensing of stock-based compensation in both 2005 and 2004. The impact of expensing stock-based compensation is expected to be in the range of $0.10 - $0.11 per diluted share in 2005, compared to $0.06 per diluted share in 2004. The estimated 2005 expense excludes the effects of adopting Statement of Financial Accounting Standards No. 123R, "Share-Based Payment", which Moody's will implement effective as of January 1, 2006 based on the Securities and Exchange Commission's recent rule allowing deferral of the implementation date.

    Moody's Corporation (NYSE: MCO) is the parent company of Moody's Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets, and Moody's KMV, a leading provider of credit risk processing and credit risk management products for banks and investors in credit-sensitive assets serving the world's largest financial institutions. The corporation, which reported revenue of $1.4 billion in 2004, employs approximately 2,500 people worldwide and maintains offices in 19 countries. Further information is available at www.moodys.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody's business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information are made as of July 29, 2005, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to Nationally Recognized Statistical Rating Organizations; possible judicial decisions in various jurisdictions regarding the status of and potential liabilities of rating agencies; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company's global tax planning initiatives; the outcome of those tax and legal contingencies that relate to Old D&B, its predecessors and their affiliated companies for which the Company has assumed portions of the financial responsibility; the outcome of other legal actions to which the Company, from time to time, may be named as a party; the ability of the Company to successfully integrate the KMV and MRMS businesses; a decline in the demand for credit risk management tools by financial institutions; and other risk factors as discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in other filings made by the Company from time to time with the Securities and Exchange Commission.



                          Moody's Corporation
           Consolidated Statements of Operations (Unaudited)

                                        Three Months      Six Months
                                            Ended           Ended
                                           June 30,       June 30,
                                       -------------------------------
                                        2005    2004    2005    2004
Amounts in millions, except per share
 amounts
----------------------------------------------------------------------

Revenue                                $446.8  $357.6  $837.3  $688.8
----------------------------------------------------------------------

Expenses

   Operating, selling, general and
    administrative expenses             185.3   149.4   354.7   289.4

   Depreciation and amortization          8.7     8.7    17.3    17.0

                                       -------------------------------
       Total expenses                   194.0   158.1   372.0   306.4

----------------------------------------------------------------------
Operating income                        252.8   199.5   465.3   382.4
----------------------------------------------------------------------


   Interest and other non-operating
    expense, net                         (3.9)   (6.4)   (9.1)  (11.4)

       Income before provision for
        income taxes                    248.9   193.1   456.2   371.0

   Provision for income taxes           103.5    89.6   192.1   164.0
----------------------------------------------------------------------

Net income                             $145.4  $103.5  $264.1  $207.0
----------------------------------------------------------------------

Earnings per share (a)
   Basic                               $ 0.48  $ 0.35  $ 0.88  $ 0.69

   Diluted                             $ 0.47  $ 0.34  $ 0.86  $ 0.68
----------------------------------------------------------------------

Weighted average number of shares
 outstanding (a)
   Basic                                300.4   297.8   299.7   298.0

   Diluted                              307.7   304.3   306.9   304.4
----------------------------------------------------------------------

(a) Prior period earnings per share and weighted average number of shares outstanding have been adjusted to reflect the 2-for-1 stock split.



                          Moody's Corporation
             Supplemental Revenue Information (Unaudited)


                                        Three Months     Six Months
                                            Ended           Ended
                                           June 30,       June 30,
                                       ------------------------------
Amounts in millions                     2005    2004    2005    2004

---------------------------------------------------------------------

Moody's Investors Service (a)

   Structured finance                  $192.4  $135.0  $330.9  $251.0

   Corporate finance                     79.1    75.2   159.4   148.5

   Financial institutions and sovereign
    risk                                 65.6    51.8   131.3   104.3

   Public finance                        26.2    21.9    49.4    42.0
                                       ------  ------  ------  ------

         Total ratings revenue          363.3   283.9   671.0   545.8

   Research                              52.9    42.4   104.4    83.9
                                       ------  ------  ------  ------

         Total Moody's Investors
          Service                       416.2   326.3   775.4   629.7

Moody's KMV (a)                          30.6    31.3    61.9    59.1
                                       ------  ------  ------  ------

Total revenue                          $446.8  $357.6  $837.3  $688.8

---------------------------------------------------------------------

Revenue by geographic area

   United States                       $281.8  $231.0  $523.9  $442.9

   International                        165.0   126.6   313.4   245.9
                                       ------  ------  ------  ------

Total revenue                          $446.8  $357.6  $837.3  $688.8

---------------------------------------------------------------------

(a) Certain prior year amounts have been reclassified to conform to current year presentation.



                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)

                                              Three Months Ended
                                                June 30, 2005
                                       -------------------------------
Amounts in millions, except
per share amounts
                                                             Non-GAAP
                                           As                Financial
                                       Reported Adjustments  Measures*
                                       -------- ----------- ----------

 Revenue                               $  446.8             $  446.8

 Expenses                                 194.0   (12.3)(a)    181.7
                                       -------- ----------- ----------

 Operating income                         252.8    12.3        265.1

 Interest and other non-operating
  expense, net                             (3.9)      -         (3.9)
                                       -------- ----------- ----------

 Income before provision for income
  taxes                                   248.9    12.3        261.2

 Provision for income taxes               103.5     4.8 (b)    108.3
                                       -------- ----------- ----------

 Net income                            $  145.4 $   7.5     $  152.9
                                       -------- ----------- ----------

 Basic earnings per share**            $   0.48             $   0.51
                                       --------             ----------

 Diluted earnings per share**          $   0.47             $   0.50
                                       --------             ----------


                                             Three Months Ended
                                               June 30, 2004
                                       -------------------------------
Amounts in millions, except
 per share amounts
                                                             Non-GAAP
                                          As                 Financial
                                       Reported Adjustments  Measures*
                                       -------- ----------- ----------

 Revenue                               $ 357.6              $  357.6

 Expenses                                158.1    (7.2) (a)    150.9
                                       -------- ----------- ----------

 Operating income                        199.5     7.2         206.7

 Interest and other non-operating
  expense, net                            (6.4)                 (6.4)
                                       -------- ----------- ----------

 Income before provision for income
  taxes                                  193.1     7.2         200.3

 Provision for income taxes               89.6    (7.2) (b)     82.4
                                       -------- ----------- ----------

 Net income                            $ 103.5  $ 14.4      $  117.9
                                       -------- ----------- ----------

 Basic earnings per share**            $  0.35              $   0.40
                                       --------             ----------

 Diluted earnings per share**          $  0.34              $   0.39
                                       --------             ----------

----------------------------------------------------------------------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the three months ended June 30, 2005 and 2004, adjusted to reflect the following:

(a) To exclude operating expenses of $12.3 million in the second quarter of 2005 and $7.2 million in the second quarter of 2004 relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impacts related to the adjustments described in note (a) and to exclude $10.0 million of income tax provisions in the second quarter of 2004 related to reserves for legacy tax exposures.

* May not add due to rounding.

** Prior period earnings per share amounts have been adjusted to reflect the 2-for-1 stock split.



                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)

                                              Six Months Ended
                                               June 30, 2005
                                       -------------------------------
Amounts in millions, except
 per share amounts
                                                             Non-GAAP
                                          As                 Financial
                                       Reported Adjustments  Measures*
                                       -------- ----------- ----------

 Revenue                               $ 837.3              $  837.3

 Expenses                                372.0   (29.2) (a)    342.8
                                       -------- ----------- ----------

 Operating income                        465.3    29.2         494.5

 Interest and other non-operating
  expense, net                            (9.1)      -          (9.1)
                                       -------- ----------- ----------

 Income before provision for income
  taxes                                  456.2    29.2         485.4

 Provision for income taxes              192.1     8.7  (b)    200.8
                                       -------- ----------- ----------

 Net income                            $ 264.1  $ 20.5      $  284.6
                                       -------- ----------- ----------

 Basic earnings per share**            $  0.88              $   0.95
                                       --------             ----------

 Diluted earnings per share**          $  0.86              $   0.93
                                       --------             ----------


                                             Six Months Ended
                                               June 30, 2004
                                       -------------------------------

                                                             Non-GAAP
                                          As                 Financial
                                       Reported Adjustments  Measures*
                                       -------- ----------- ----------

 Revenue                               $ 688.8              $  688.8

 Expenses                                306.4   (12.4) (a)    294.0
                                       -------- ----------- ----------

 Operating income                        382.4    12.4         394.8

 Interest and other non-operating
  expense, net                           (11.4)                (11.4)
                                       -------- ----------- ----------
 Income before provision for income
  taxes                                  371.0    12.4         383.4

 Provision for income taxes              164.0    (5.1) (b)    158.9
                                       -------- ----------- ----------

 Net income                            $ 207.0  $ 17.5      $  224.5
                                       -------- ----------- ----------

 Basic earnings per share**            $  0.69              $   0.75
                                       -------- ----------- ----------

 Diluted earnings per share**          $  0.68              $   0.74
                                       -------- ----------- ----------

----------------------------------------------------------------------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the six months ended June 30, 2005 and 2004, adjusted to reflect the following:

(a) To exclude operating expenses of $29.2 million in the first six months of 2005 and $12.4 million in the first six months of 2004 relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impacts related to the adjustments described in note (a) and to exclude $2.7 million and $10.0 million of income tax provisions in the first six months of 2005 and 2004, respectively, related to reserves for legacy tax exposures.

* May not add due to rounding.

** Prior period earnings per share amounts have been adjusted to reflect the 2-for-1 stock split.



                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                            Twelve Months Ended
                                             December 31, 2004
                                       -------------------------------
Amounts in millions, except per
 share amounts
                                                             Non-GAAP
                                          As                 Financial
                                       Reported Adjustments  Measures*
                                       -------- ----------- ----------

 Revenue                               $1,438.3             $ 1,438.3

 Expenses                                 651.9  (27.8) (a)     624.1
                                       -------- ----------- ----------

 Operating income                         786.4   27.8          814.2

 Interest and other non-operating
  expense, net                            (15.1)     -          (15.1)
                                       -------- ----------- ----------

 Income before provision for income
  taxes                                   771.3   27.8          799.1

 Provision for income taxes               346.2  (18.6) (b)     327.6
                                       -------- ----------- ----------

 Net income                            $  425.1 $ 46.4      $   471.5
                                       -------- ----------- ----------

 Basic earnings per share**            $   1.43             $    1.59
                                       --------             ----------

 Diluted earnings per share**          $   1.40             $    1.55
                                       --------             ----------

----------------------------------------------------------------------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the year ended December 31, 2004, adjusted to reflect the following:

(a) To exclude operating expenses of $27.8 million for 2004 relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impact related to the adjustment described in note (a) and to exclude $30.0 million of income tax provisions in 2004 related to reserves for legacy tax exposures.

* May not add due to rounding.

** Prior period earnings per share amounts have been adjusted to reflect the 2-for-1 stock split.





    CONTACT: Moody's Corporation
             Michael Courtian, 212-553-7194
             michael.courtian@moodys.com